EXHIBIT NO. 99.1

LAS VEGAS, May 15, 2008  -- Shearson Financial Network, Inc. (SHSNE.OB) and its wholly owned subsidiaries (the Company) today announced  that its board of directors has appointed Harry R. Kraatz  as Chief Executive Officer and Chairman of the Board of Directors.  Mr. Kraatz, has previously assisted the Company as its Chief Restructuring Officer and replaces Mr. Michael Barron as Chairman and Chief Executive Officer.

As previously announced, the Company is in the process of restructuring its balance sheet and developing a revised business plan.  The Company has not yet been able to file its Annual Report on Form 10-K for the year ended December 31, 2007 nor file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

About Shearson Financial Network, Inc.

Shearson Financial Network, Inc., (The "Company") is a direct-to-consumer mortgage broker with revenues derived primarily from origination commissions earned on the closing of first and second mortgages on single-family residences ("mortgage loans" and "home equity loans").